EXHIBIT 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Date:	January 14, 2005 8:00 A.M. (ET)
Contact:	Terry L. Hester
Chief Financial Officer
(229) 426-6002

Colony Bankcorp, Inc. Announces Fourth Quarter Results

FITZGERALD, GA., January 14, 2005 — Colony Bankcorp, Inc. (Nasdaq: CBAN), today reported record net income of $8,069,000 for calendar year 2004, up 18.4% from 2003 net income of $6,816,000. Diluted earnings per share for 2004 was $1.41 per share compared to $1.19 per share for the same year ago period or an increase of 18.5%. Annualized return on assets for 2004 was 0.86% and return on equity excluding FASB 115 accounting effect was 13.64%, compared to 0.83% and 12.79% for the same year ago period, respectively. Net interest margin improved to 3.81% for 2004 compared to 3.65% for the same year ago period.

Net income for the three months ended December 31, 2004 was $2,080,000 or $0.36 per share as compared to $1,787,000 or $0.31 per share for the same period a year ago. Diluted earnings per share reflect an increase of 16.13% from a year ago. Annualized return on assets for the three months ended December 31, 2004 was 0.84% and return on equity excluding FASB 115 accounting effect was 13.47%, compared to 0.84% and 12.92% for the three months ended December 31, 2003, respectively.

Asset growth continued to be good as Colony surpassed $997 million in total assets during the quarter. Total assets increased 14.81% to $997,286,000 on December 31, 2004 from $868,606,000 a year ago. Net loans increased 19.05% to $768,632,000 on December 31, 2004 from $645,661,000 a year ago. Total deposits increased 16.11% to $850,325,000 on December 31, 2004 from $732,318,000 a year ago. Shareholders’ equity on December 31, 2004 was $61,763,000 and equaled 6.19% of total assets.

The ratio of non-performing assets to loans and other real estate on December 31, 2004 was 1.27% as compared to 1.55% on December 31, 2003. During the quarter the company reduced other real estate by $2.013 million, primarily on the sale of a real estate development that the company had foreclosed on during third quarter 2003. Though the company realized a loss of approximately $372 thousand on the sale, due to current market conditions it was deemed prudent by company management to dispose of the property as this had been a non-performing asset for approximately three years. The fourth quarter provisions for loan losses were $760,000 compared to $1,133,000 for the same period in 2003, while year to date provisions for loan losses were $3,469,000 and $4,060,000 for 2004 and 2003, respectively. Net charge-offs for the quarter were 0.11% of average loans, up from 0.06% for the fourth quarter of 2003 and net charge-offs for 2004 were 0.27%, down from 0.47% for the same period a year ago. The loan loss reserve on December 31, 2004 was 1.29% of total loans, which provided coverage of 113.66% of non-performing loans and 100.76% of non-performing assets, compared to 113.99% and 83.53% on December 31, 2003, respectively.

During the quarter the board of directors increased the quarterly cash dividend to $0.0825 per share compared to $0.08 per share in the third quarter of 2004 and to the cash dividend of $0.0725 per share in the fourth quarter of 2003. The fourth quarter dividend payment represents an increase of 13.79% over the dividend payment in fourth quarter 2003.

Also during the quarter, the board of directors named Al D. Ross President and Chief Operating Officer. The position of Chief Operating Officer is a new position. Mr. Ross has been the Chief Credit Officer during the last three years and will retain that responsibility along with being President and CEO of Colony Bank Southeast and Chairman of Georgia First Mortgage Company.

Colony Bankcorp, Inc. is a multi-bank holding company headquartered in Fitzgerald, Georgia that consists of the following subsidiaries: Colony Bank of Fitzgerald, Colony Bank Wilcox, Colony Bank Ashburn, Colony Bank of Dodge County, Colony Bank Worth, Colony Bank Southeast, Colony Bank Quitman, FSB, Georgia First Mortgage Company and Colony Management Services, Inc. The Company conducts a general full service commercial, consumer and mortgage banking business through twenty-seven offices located in the Central, South, West and Coastal Georgia cities of Fitzgerald, Warner Robins, Ashburn, Leesburg, Cordele, Albany, Thomaston, Columbus, Sylvester, Tifton, Moultrie, Douglas, Broxton, Savannah, Eastman, Chester, Soperton, Rochelle, Pitts, Quitman and Valdosta, Georgia.

Colony Bankcorp, Inc. Common Stock is quoted on the Nasdaq National Market under the symbol “CBAN”.

Certain statements contained in the preceding release that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”), notwithstanding that such statements are not specifically identified. In addition, certain statements may be contained in the Company’s future filings with the SEC, in press releases, and in oral and written statements made by or with the approval of the Company that are not statements of historical fact and constitute forward-looking statements within the meaning of the Act. Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, income or loss, earnings or loss per share, the payment or nonpayment of dividends, capital structure and other financial items; (ii) statement of plans and objectives of Colony Bankcorp, Inc. or its management or Board of Directors, including those relating to products or services; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Words such as “believes”, “anticipates”, “expects”, “intends”, “targeted” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those in such statements. Forward-looking statements speak only as of the date on which such statements are made. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events. Readers are cautioned not to place undue reliance on these forward-looking statements.

COLONY BANKCORP, INC.

FINANCIAL HIGHLIGHTS (UNAUDITED)

DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA

	QUARTER ENDED		YEAR-TO-DATE
	12/31/04	12/31/03	12/31/04		12/31/03
EARNINGS SUMMARY
Net Interest Income	$8,779	$7,562	$33,547		$28,036
Provision for Loan Losses	760	1,133	3,469		4,060
Non-interest Income	1,644	1,623	6,393	(2)	7,096	(2)
Non-interest Expense	6,506	5,416	24,240		20,864
Income Taxes	1,077	849	4,162		3,392
Net Income	2,080	1,787	8,069		6,816
Operating Income	2,080	1,787	8,089		6,572

	QUARTER ENDED		YEAR-TO-DATE
	12/31/04	12/31/03	12/31/04	12/31/03
PER SHARE SUMMARY
Common Shares Outstanding	5,738,343	5,727,968	5,738,343	5,727,968
Weighted Average Diluted Shares	5,731,335	5,731,600	5,726,106	5,721,070
Net Income Per Weighted Average Diluted Shares	$0.36	$0.31	$1.41	$1.19
Operating Income Per Weighted Average Diluted Shares	$0.36	$0.31	$1.41	$1.15
Dividends Declared Per Share	$0.0825	$0.0725	$0.315	$0.2705

	QUARTER ENDED		YEAR-TO-DATE
	12/31/04	12/31/03	12/31/04	12/31/03
OPERATING RATIOS (1)
Net Interest Margin (a)	3.77%	3.76%	3.81%	3.65%
Return on Average Assets Based on Net Income	0.84%	0.84%	0.86%	0.83%
Return on Average Assets Based on Operating Income	0.84%	0.84%	0.86%	0.80%
Return on Average Equity Based on Net Income(b)	13.47%	12.92%	13.64%	12.79%
Return on Average Equity Based on Operating Income(b)	13.47%	12.92%	13.68%	12.33%
Efficiency (c)	62.08%	58.56%	60.25%	59.57%

	QUARTER ENDED
	12/31/04	12/31/03
ENDING BALANCES
Total Assets	$997,286	$868,606
Loans Held for Sale	1,191	1,677
Loans, Net of Reserves	768,632	645,661
Allowance for Loan Losses	10,012	8,516
Intangible Assets	3,047	691
Deposits	850,325	732,318
Stockholders’ Equity	61,763	55,976
Book Value Per Share	$10.76	$9.77
Tangible Book Value Per Share	$10.23	$9.65
Shareholders’ Equity to Total Assets	6.19%	6.44%

(1)	Annualized.
(2)	Includes gain(loss) on sale of securities of ($31) for YTD 2004 and $369 for YTD 2003.
(a)	Computed using fully taxable-equivalent net income.
(b)	Excludes FASB 115 accounting effect
(c)	Computed by dividing non-interest expense by the sum of fully taxable-equivalent net interest income and non-interest income and excluding any security gains/losses.

COLONY BANKCORP, INC

FINANCIAL HIGHLIGHTS (UNAUDITED)

DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA

	QUARTER ENDED		YEAR-TO-DATE
	12/31/04	12/31/03	12/31/04	12/31/03
AVERAGE BALANCES
Total Assets	$990,246	$851,796	$938,283	$816,666
Loans, Net of Reserves	768,862	645,752	723,182	622,223
Deposits	842,643	717,717	795,505	688,624
Stockholders’ Equity	61,447	55,310	59,038	53,843

	QUARTER ENDED		YEAR-TO-DATE
	12/31/04	12/31/03	12/31/04	12/31/03
ASSET QUALITY
Nonperforming Loans	$8,809	$7,471	$8,809	$7,471
Nonperforming Assets	9,936	10,195	9,936	10,195
Net Loan Chg-offs (Recoveries)	862	366	1,973	2,908
Reserve for Loan Loss to Gross Loans	1.29%	1.30%	1.29%	1.30%
Reserve for Loan Loss to Non-performing Loans	113.66%	113.99%	113.66%	113.99%
Reserve for Loan Loss to Non-performing Assets	100.76%	83.53%	100.76%	83.53%
Net Loan Chg-offs (Recoveries) to Avg. Gross Loans	0.11%	0.06%	0.27%	0.47%
Nonperforming Loans to Gross Loans	1.13%	1.14%	1.13%	1.14%
Nonperforming Assets to Total Assets	1.00%	1.17%	1.00%	1.17%
Nonperforming Assets to Loans and Other Real Estate	1.27%	1.55%	1.27%	1.55%

Quarterly Comparative Data (in thousands, except per share data)

	4Q2004	3Q2004	2Q2004	1Q2004	4Q2003
Assets	$997,286	$971,278	$936,997	$922,908	$868,606
Loans	768,632	767,214	734,799	688,793	645,661
Deposits	850,325	824,509	790,682	786,351	732,318
Equity	61,763	60,528	58,015	57,983	55,976
Net Income	2,080	2,057	2,007	1,925	1,787
Net Income Per Share	0.36	0.36	0.35	0.34	0.31
Dividends Declared Per Share	0.0825	0.08	0.0775	0.075	0.0725

	4Q2004	3Q2004	2Q2004	1Q2004	4Q2003
Key Performance Ratios
Return on Assets	0.84%	0.86%	0.87%	0.87%	0.84%
Return on Equity*	13.47%	13.71%	13.80%	13.61%	12.92%
Equity/Assets	6.19%	6.23%	6.19%	6.28%	6.44%
Net Interest Margin	3.77%	3.82%	3.82%	3.82%	3.76%

*	Excludes FASB 115 Accounting Effect

Consolidated Balance Sheets Colony Bankcorp, Inc.

(in thousands)

	December 31, 2004	December 31, 2003
	(unaudited)	(audited)
ASSETS

Cash and Balances Due from Depository Institutions	$20,952	$22,356
Interest-Bearing Deposits	3,229	11,615
Federal Funds Sold	43,995	37,368
Investment Securities
Available for Sale, at Fair Value	112,512	110,328
Held for Maturity, at Cost (Fair Value of $89 and $88, Respectively)	81	80

	112,593	110,408

Federal Home Loan Bank Stock, at Cost	4,479	3,000
Loans Held for Sale	1,191	1,677
Loans	778,681	654,210
Allowance for Loan Losses	(10,012)	(8,516)
Unearned Interest and Fees	(37)	(33)

	768,632	645,661

Premises and Equipment	21,824	17,571
Other Real Estate	1,126	2,724
Goodwill	2,412	448
Intangible Assets	635	243
Other Assets	16,218	15,535

Total Assets	$997,286	$868,606

LIABILITIES AND STOCKHOLDERS’ EQUITY

Deposits
Noninterest-Bearing	$68,168	$64,043
Interest-Bearing	782,157	668,275

	850,325	732,318

Borrowed Money
Subordinated Debentures	19,074	14,434
Federal Funds Purchased	0	0
Other Borrowed Money	61,450	61,184

	80,524	75,618

Other Liabilities	4,674	4,694

Stockholders’ Equity
Common Stock, Par Value $1, Authorized 20,000,000 Shares, Issued 5,738,343 and 5,727,968 Shares as of December 31, 2004 and December 31, 2003, Respectively	5,738	5,728
Paid in Capital	23,713	23,499
Retained Earnings	33,119	26,857
Restricted Stock- Unearned Compensation	(210)	(130)
Accumulated Other Comprehensive Income, Net of Taxes	(597)	22

	61,763	55,976

Total Liabilities and Stockholders’ Equity	$997,286	$868,606

Consolidated Statements of Income Colony Bankcorp, Inc.

(in thousands except per share data)

	Quarter Three Months Ended		Year-to-Date Twelve Months Ended
	12/31/04	12/31/03	12/31/04	12/31/03
	(unaudited)	(unaudited)	(unaudited)	(audited)
Interest Income
Loans, including fees	$12,740	$10,748	$47,503	$42,794
Federal Funds Sold	192	85	419	359
Deposits with Other Banks	16	32	75	152
Investment Securities
U.S. Treasury & Federal Agencies	847	720	3,288	2,263
State, County and Municipal	55	65	284	305
Other Investments	30	115	252	455
Dividends on Other Investments	30	24	109	123

	13,910	11,789	51,930	46,451

Interest Expense
Deposits	4,301	3,470	15,174	15,465
Federal Funds Purchased	1	0	5	1
Borrowed Money	573	586	2,366	2,263
Subordinated Debentures	256	171	838	686

	5,131	4,227	18,383	18,415

Net Interest Income	8,779	7,562	33,547	28,036
Provision for Loan Losses	760	1,133	3,469	4,060

Net Interest Income After Provisions for Loan Losses	8,019	6,429	30,078	23,976

Noninterest Income
Service Charges on Deposits	1,063	1,043	4,233	3,821
Mortgage Banking Income	161	295	984	1,998
Security Gains (Losses), net	0	0	(31)	369
Other Income	420	285	1,207	908

	1,644	1,623	6,393	7,096

Noninterest Expense
Salaries and Employee Benefits	3,161	2,772	12,594	11,186
Occupancy and Equipment	925	788	3,531	3,189
Other Operating Expenses	2,420	1,856	8,115	6,489

	6,506	5,416	24,240	20,864

Income Before Income Taxes	3,157	2,636	12,231	10,208
Income Taxes	1,077	849	4,162	3,392

Net Income	$2,080	$1,787	$8,069	$6,816

Net Income Per Share of Common Stock
Basic	$0.36	$0.31	$1.41	$1.20

Diluted	$0.36	$0.31	$1.41	$1.19

Weighted Average Basic Shares Outstanding	5,707,843	5,701,540	5,704,822	5,701,540

Weighted Average Diluted Shares Outstanding	5,731,335	5,731,600	5,726,106	5,721,070